  Exhibit 10.56

DEMAND PROMISSORY NOTE

This DEMAND PROMISSORY NOTE (this “Note”) is entered into by and between Global Digital Solutions, Inc. (“Borrower”), and Vox Business Trust, LLC, a Massachusetts limited liability company (“Lender,” and together with Borrower, the “Parties”), as of December __, 2017 (the “Effective Date”).

Preliminary Statement

A.
Borrower and Matthew K. Kelley (“Kelley”) are parties to that certain consulting agreement entered into by letter dated May 31, 2016, a copy of which is attached as Exhibit C (the “Consulting Agreement”), to which, the Parties acknowledge and agree that Lender is an intended third party beneficiary thereof.

B.
Pursuant to the Consulting Agreement, Borrower is obligated to pay Kelley cash consideration in the amount of five percent (5%) of the Resolution Progress Funding (as defined in the Consulting Agreement) amount (the “Resolution Progress Funding Payment”), on the date the GSRN Purchase Agreement (defined below) is executed by the parties thereto (the “Resolution Progress Funding Date”).

C.
Pursuant to the Consulting Agreement, Borrower is obligated to pay Kelley cash consideration in the amount of five percent (5%) of the Resolution Funding (as defined in the Consulting Agreement) amount (the “Resolution Funding Payment”) on the date the Resolution Funding (which, for the avoidance of doubt, are the proceeds that are awarded to Borrower through a settlement or judgment in the GDSI v. Rontan proceeding (the “Lawsuit”)) is funded (the “Resolution Funding Date”).

D.
Pursuant to the Consulting Agreement, Borrower is obligated to pay Kelley a monthly retainer of ten thousand U.S. dollars ($10,000) (the “Retainer Payments”), beginning with the execution of the Consulting Agreement and terminating on the Resolution Funding Date.

E.
As of the Effective Date, Borrower has not paid the Resolution Progress Funding Payment or any Retainer Payments.

F.
From and after the Effective Date, Borrower shall pay all future Retainer Payments on a monthly basis pursuant to and as set forth in the Consulting Agreement.

G.
As of the Effective Date, the outstanding due and payable amount of the Resolution Progress Funding Payment is two hundred eighty five thousand U.S. dollars ($285,000).

H.
As of the Effective Date, the outstanding due and payable amount of Retainer Payments is two hundred thousand U.S. dollars ($200,000).

I.
As of the Effective Date, the aggregate outstanding, due, and payable amounts of the Resolution Progress Funding Payment and outstanding Retainer Payments is four hundred eighty five thousand U.S. dollars ($485,000).

Agreement

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions. Capitalized terms used herein shall have the meanings set forth in Exhibit A. The preliminary statements above are hereby acknowledged and agreed to by the Parties and incorporated into this Note.

2. Due on Demand.

2.1 Payment upon Demand. FOR VALUE RECEIVED, Borrower hereby unconditionally promises to pay to the order of Lender or its assignees, the principal sum of four hundred eighty five thousand U.S. dollars ($485,000), or such larger or smaller amount from time to time outstanding hereunder, together with all accrued interest thereon and all other amounts due hereunder (the “Loan”), ON DEMAND, as provided in this Note; provided, that unless a Default has occurred, Lender shall voluntarily refrain from making such demand prior to the date of the Resolution Funding (the “Resolution Funding Date”); provided, further, that Lender’s so voluntarily refraining shall not be construed to qualify, define, or otherwise limit Lender’s right, power, or ability, at any time and for any reason, under applicable Law, to require full payment of the Loan, all Additional Principal Amounts, all accrued and unpaid interest and all other amounts payable under this Note ON DEMAND.

2.2 Additional Principal Amounts. From and after the Effective Date, (a) if Borrower fails to make payment of any Retainer Payment when due, in addition to all other rights of Lender hereunder and under applicable Law, the amount of each such unpaid Retainer Payment shall automatically be added to the principal amount of the Loan hereof and (b) if Borrower has not paid the Loan and all then-outstanding Additional Principal Amounts in whole as of the Resolution Funding Date, an amount equal to (x) ten percent (10%) of the sum of (i) the then-outstanding principal amount of the Note, including the Loan and all then-outstanding Additional Principal Amounts and (ii) all accrued interest thereon plus (y) Lender’s five percent (5%) portion of the total aggregate Resolution Funding Payment shall automatically be added to the principal balance hereof. For the avoidance of doubt, as an example and to provide clarity with respect to this sub-clause (y), if Borrower receives $100,000,000 in Resolution Funding Payment, the principal balance of this Note shall automatically and without any further action on the part of any party be increased by $5,000,000 (i.e., Lender’s 5% portion of the total aggregate Resolution Funding Payment). Each amount added to the principal of the Note pursuant to this Section 2.2 shall be referred to as an “Additional Principal Amount.”

2.3 Optional Prepayment; Best Efforts; Lender’s Rights to Demand Payment. Notwithstanding any terms in this Note to the contrary:

(a) Borrower may prepay the Loan and/or all Additional Principal Amounts, in whole or in part, at any time or from time to time without penalty or premium, prior to receipt of demand from the Lender, by paying the principal amount to be prepaid together with accrued interest thereon (subject to the provisions of Section 4.6) to the date of prepayment (each such payment a “Voluntary Payment”);

(b) Borrower shall use best efforts to pay all amounts due under this Note, during the period between the Resolution Progress Funding Date and the Resolution Funding Date; and

(c) the enumeration in this Note of specific obligations of Borrower to Lender and/or conditions to the repayment of funds under this Note shall not be construed to qualify, define, or otherwise limit Lender’s right, power, or ability, at any time and for any reason, under applicable Law, to require full payment of the Loan and all accrued and unpaid interest and all other amounts payable under this Note, including but not limited to, Additional Principal Amount, ON DEMAND.

2.4 Effective Date Prepayment. Notwithstanding anything herein to the contrary, Borrower shall make mandatory prepayments of the Loan in the following amounts and at the following times:

Amount	Date of Mandatory Prepayment(each, a “Prepayment Trigger”)
$1,000.00 (one thousand dollars)	Effective Date
$50,000.00 (fifty thousand dollars)	The date on which the judge presiding over the Lawsuit issues a ruling or decision in which the Lawsuit survives a motion to dismiss
$50,000 (fifty thousand dollars)	The date on which discovery closes with respect to the Lawsuit
$100,000 (one hundred thousand dollars)	The date on which the judge presiding over the Lawsuit issues a ruling or decision in which the Lawsuit survives a motion for summary judgment on the claims

Each such payment shall be due on the date of each applicable Prepayment Trigger and shall be paid to Lender on or within five (5) Business Days of the applicable Prepayment Trigger and all such payments shall be made in accordance with Section 3. These good faith payments represent evidence by Borrower that it is Borrower’s intention to pay down the balance of this Note in an expedite manner.

3. Payments. Payments made under this Note shall be in accordance with the following:

3.1 Manner of Payments. All payments of interest, principal, and all other amounts shall be made in lawful money of the United States of America by wire transfer of immediately available funds to Lender’s account at a bank specified by Lender in writing to Borrower from time to time.

3.2 Application of Payments. All payments made hereunder, including insufficient payments, shall be credited, regardless of their designation by Borrower, first to collection expenses due hereunder, then to outstanding late charges, then to interest due and payable but not yet paid, then to any outstanding principal that is an Additional Principal Amount, and the remainder, if any, to outstanding principal that is the Loan.

3.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension will be taken into account in calculating the amount of interest payable under this Note.

3.4 Evidence of Debt. Lender is authorized to record on the grid attached hereto as Exhibit B the Loan, each Additional Principal Amount, and each payment or prepayment thereof. The entries made by Lender shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of Lender to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the entirety of the principal amount hereunder (including the Loan and any Additional Principal Amounts) and all other amounts due hereunder in accordance with the terms of this Note.

4. Interest. Interest under this Note shall be as follows:

4.1 Interest Rate. Except as otherwise provided herein, the unpaid principal amount of this Note (including the Loan and all Additional Principal Amounts) outstanding hereunder shall bear interest at the Applicable Rate from the Effective Date (and, in the case of each Additional Principal Amount, the date such Additional Principal Amount is added to the principal) until the date on which the principal balance of this Note is paid in full, whether on demand, by prepayment, or otherwise.

4.2 Default Interest. If any amount payable hereunder is not paid promptly upon, and in any event within one (1) Business Day following, demand (without regard to any applicable grace periods), such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

4.3 Interest Payable. Interest, at the Applicable Rate or the Default Rate, as applicable, shall be payable ON DEMAND. Borrower may make whole or partial interest payments at any time prior to demand, without penalty and without affecting any other provisions of this Note.

4.4 Computation of Interest. All computations of interest shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan from the Effective Date, and on each Additional Principal Amount from the date such Additional Principal Amount is added pursuant to Section 2.2, and shall not accrue on the Loan or any Additional Principal Amount for the day on which it is paid.

4.5 Interest Rate Limitation. If, at any time and for any reason whatsoever, the interest rate payable on the Loan or any Additional Principal Amount shall exceed the maximum rate of interest permitted to be charged by Lender to Borrower under applicable Law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

4.6 Forgiveness of Interest upon Voluntary Payments. To further incentivize Borrower to make Voluntary Payments of principal amounts under this Note, the Parties agree that (a) any amounts received by Lender in respect of each Voluntary Payment shall be applied in full to the principal balance of this Note, first to any Additional Principal Amount and then to the Loan and (b) the amount of interest accrued on this Note pursuant to Section 4.1 in respect of the principal amounts repaid by each such Voluntary Payment shall be forgiven in full and the amount thereof deemed paid in full on the date of receipt of such Voluntary Payment.

5. Security Agreement; Seniority. The Borrower’s performance of its obligations hereunder is secured by a security interest in the collateral specified in the Security Agreement attached hereto as Exhibit D. The Borrower hereby acknowledges that the Lender’s rights hereunder are pari passu with the rights of GSRN 1612-512 LLC (“GSRN”) pursuant to that (i) Prepaid Forward Purchase Agreement dated as of December __, 2017 by and between GSRN and Borrower and (ii) Security Agreement dated as of December __, 2017 by and between GSRN and Borrower (the “GSRN Security Agreement”), as memorialized in that certain Intercreditor Agreement dated as of the Effective Date by and among the Lender, GSRN, and Borrower.

6. Stock Grants. Borrower shall issue, and deliver to Lender stock certificates representing the same, 5,000,000 shares of Borrower’s common stock earned on the Resolution Progress Funding Date within ninety (90) days of the Resolution Progress Funding Date. Furthermore, Borrower shall issue, and deliver to Lender stock certificates representing the same, 10,000,000 shares of Borrower’s common stock earned on the Resolution Funding Date, within ninety (90) days of the Resolution Funding Date. As of the Effective Date, all authorized and issued and outstanding capital stock of Borrower shall be set forth on Schedule I attached hereto. All capital stock of Borrower issued pursuant to this obligation by Borrower shall be validly issued, fully-paid and non-assessable and owned by Borrower free and clear of all liens.

7. Representations and Warranties. Borrower hereby represents and warrants as of the Effective Date, as follows:

7.1 Existence; Compliance with Laws. Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of New Jersey and is compliance with all Laws and Orders.

7.2 Power and Authority. Borrower has the requisite power and authority, and the legal right, to (a) own, lease, and operate its properties and assets and to conduct its business as it is now being conducted (b) duly execute and deliver this Note, and (c) perform its obligations hereunder.

7.3 Authorization; Execution; Delivery. The execution and delivery of this Note by Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. Borrower has duly executed and delivered this Note.

7.4 Enforceability. This Note is a valid, legal, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

7.5 No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other person is required in order for Borrower to execute, deliver, or perform any of its obligations under this Note.

7.6 No Violations. The execution and delivery of this Note and the consummation by Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of Borrower’s organizational documents, (b) violate any Law or Order applicable to Borrower or by which any of its properties or assets may be bound, or (c) constitute a default under any material agreement or contract by which Borrower may be bound.

7.7 No Liens. There are no Encumbrances (as defined in the Security Agreement) on the Collateral (as defined in the Security Agreement) other than the Encumbrances in favor of Lender and those granted by Borrower to GSRN pursuant to the GSRN Security Agreement.

8. Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, Borrower shall:

8.1 Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case of this clause (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.2 Compliance. Comply with (a) all of the terms and provisions of its organizational documents, (b) its obligations under its material contracts and agreements, and (c) all Laws and Orders applicable to it and its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.3 Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

8.4 Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that a Default or an Event of Default has occurred, notify Lender in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

8.5 Further Assurances. Promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the Security Agreement.

8.6 No Encumbrances. Ensure that there shall be no Encumbrance (as defined in the Security Agreement) on the Collateral (as defined in the Security Agreement) other than the Encumbrances in favor of Lender and those granted by Borrower to GSRN pursuant to the GSRN Security Agreement.

9. Events of Default. The occurrence and continuance of any of the following shall constitute an immediate Event of Default hereunder:

9.1 Failure to Pay. Borrower fails to pay (a) any principal amount of the Loan when due, (b) interest or any other amount due under this Note when due, and such failure in this clause (b) continues for five (5) days, or (c) from and after the Effective Date, any Retainer Payment when due.

9.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by Borrower to Lender herein, in the Security Agreement or in the Intercreditor Agreement is incorrect in any material respect on the date as of which such representation or warranty is or was made or deemed made.

9.3 Breach of Covenants. Borrower fails to observe or perform (a) any covenant, condition, or agreement contained in Section 8 hereof or (b) any other covenant, obligation, condition, or agreement contained in this Note or the Security Agreement, other than those specified in clause (a) of this Section 9.3 and in Section 9.1 of this Note, and such failure continues for thirty (30) days.

9.4 Cross-Defaults. Borrower (a) fails to pay when due any of its Debt (other than Debt arising under this Note) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand, or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or (b) takes, or fails to take, any action that could constitute a breach of the Consulting Agreement from and after the Effective Date.

9.5 Bankruptcy.

(a) Borrower commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or Borrower makes a general assignment for the benefit of its creditors;

(b) there is commenced against Borrower any case, proceeding, or other action of a nature referred to in Section 9.5(a) hereof that (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of thirty (30) days;

(c) there is commenced against Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

(d) Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.5(a), Section 9.5(b), or Section 9.5(c) hereof; or

(e) Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

9.6 Judgments. One or more judgments or decrees shall be entered against Borrower and all of such judgments or decrees shall not have been vacated, discharged, stayed, or bonded pending appeal within thirty (30) days from the entry thereof.

10. Miscellaneous. The Parties further agree as follows:

10.1 Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing at the addresses as Borrower or Lender may from time to time specify in writing. Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day). Notices sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgment).

10.2 Costs and Expenses. Borrower shall reimburse Lender on demand for all reasonable out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its counsel) incurred by Lender in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note, the Security Agreement, and the Intercreditor Agreement, and the enforcement of Lender’s rights hereunder or thereunder.

10.3 Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York.

10.4 Submission to Jurisdiction.

(a) Borrower hereby irrevocably and unconditionally agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States District Court for the Southern District of New York and submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 10.4 shall affect the right of Lender to (i) commence legal proceedings or otherwise sue Borrower in any other court having jurisdiction over Borrower or (ii) serve process upon Borrower in any manner authorized by the laws of any such jurisdiction.

10.5 Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of, or relating to, this Note in any court referred to in Section 10.4 hereof and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.6 Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

10.7 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note, including all attachments hereto, shall constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

10.8 Successors and Assigns. This Note and any or all of Lenders rights hereunder may be assigned, transferred or encumbered by Lender without the consent of Borrower or any other party. Borrower may not assign or transfer this Note or any of its rights or obligations hereunder without the prior written consent of Lender. This Note shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

10.9 Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation,” (b) the word “or” is not exclusive, and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein (i) to Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note, (ii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof, and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

10.10 Amendment and Waiver. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.11 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

10.12 No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising on the part of Lender, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by Law.

10.13 Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.14 No Effect on Consulting Agreement. Except as expressly set forth herein regarding the timing of payments in respect of the Resolution Progress Funding Payment and such Retainer Payments as are due and outstanding as of the Effective Date and that Lender is an intended third-party beneficiary of the Consulting Agreement, nothing set forth herein shall be deemed to waive, amend, abrogate or otherwise diminish any right of the Lender or of Matthew K. Kelley under the Consulting Agreement, and the Consulting Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have duly executed this Note as of the Effective Date.

Global Digital Solutions, Inc.
By: ___________________________________ Name: William J. Delgado Title: Chief Executive Officer

Vox Business Trust, LLC By: ___________________________________ Name: Matthew K. Kelley Title: Managing Member

[Signature Page to Demand Note]

Exhibit A

Definitions

“Additional Principal Amount” has the meaning set forth in Section 2.2 hereof.

“Applicable Rate” means the rate equal to seven percent (7%) per annum.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by Law to close.

“Consulting Agreement” has the meaning set forth in Section A of the Preliminary Statement hereof.

“Debt” of Borrower means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by Borrower providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) obligations of Borrower under the Prepaid Forward Purchase Agreement, (h) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (g) of this paragraph of a Person other than Borrower; and (i) indebtedness set out in clauses (a) through (h) of this paragraph of any Person other than Borrower secured by any lien on any asset of Borrower, whether or not such indebtedness has been assumed by Borrower.

“Default” means any of the events specified in Section 9 hereof which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 9 hereof would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, the Applicable Rate plus five percent (5%).

“Effective Date” has the meaning set forth in the introductory paragraph hereof.

“Event of Default” means any of the events specified in Section 9 hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“GSRN” has the meaning set forth in Section 5 hereof.

“GSRN Security Agreement” has the meaning set forth in Section 5 hereof.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy, or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to, or binding on, such Person or any of its properties or to which such Person or any of its properties is subject.

“Lender” has the meaning set forth in the introductory paragraph hereof.

“Loan” has the meaning set forth in Section 2.1 hereof.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of Borrower; (b) the validity or enforceability of this Note, the Security Agreement or the Intercreditor Agreement; (c) the rights or remedies of Lender hereunder or under the Security Agreement; or (d) Borrower’s ability to perform any of its material obligations hereunder.

“Note” has the meaning set forth in the introductory paragraph hereof.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement, or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph hereof.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Resolution Progress Funding Payment” has the meaning set forth in Section B of the Preliminary Statement hereof.

“Retainer Payments” has the meaning set forth in Section C of the Preliminary Statement hereof.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, by Borrower in favor of Lender, as the same may from time to time be amended, restated, supplemented or otherwise modified.

Exhibit B

Principal Amounts and Payments on the Loan

Date of Loan or Additional Principal Amount	Loan or Amount of Additional Principal Amount	Amount of Principal Paid	Unpaid Principal Amount of Note	Name of Person Making the Notation
December __, 2017	$485,000	$0	$485,000	-

Exhibit C

Consulting Agreement

See attached.

[Exhibit C to Demand Promissory Note]